Exhibit 10.1

AMENDMENT NUMBER ONE TO
THE COCA-COLA REFRESHMENTS EXECUTIVE PENSION PLAN

WHEREAS, Coca-Cola Refreshments USA, Inc. sponsors the Coca-Cola Refreshments Executive Pension Plan (the “Plan”);

WHEREAS, The Coca-Cola Company Benefits Committee has the authority to amend the Plan; and

WHEREAS, the Committee wishes to amend the Plan to clarify that with respect to the Plan, eligibility to participate is limited to those employees who are otherwise eligible under the terms of the Plan on or before October 1, 2010 and any employee who was not an Eligible Employee under the Plan on October 1, 2010 is not eligible for benefits under the Plan;

NOW THEREFORE, the Plan hereby is amended as follows:

The definition of “Eligible Employee” in Article II (“Definitions”) shall be replaced with the following definition:

“Eligible Employee” means an Employee who, on October 1, 2010, is employed in a position classified as within the Global Leadership, Executive Leadership, Strategic Leadership, or Business Unit/Functional Leadership band, or in a position otherwise determined to be eligible for participation by the Benefits Committee.

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be executed by its duly authorized member as of this 14th day of July 2011.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

BY: /s/ Sue Fleming
SUE FLEMING
Benefits Committee Chairperson